State of Delaware

                                                                          PAGE 1

                        OFFICE OF THE SECRETARY OF STATE

                        --------------------------------


         I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "INTERNATIONAL AMERICAN HOMES, INC.", FILED IN THIS OFFICE ON THE NINETEENTH DAY OF NOVEMBER, A.D. 1998, AT 9 O'CLOCK A.M.

         AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF AMENDMENT IS THE FIRST DAY OF DECEMBER, A.D. 1998.

         A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.


                                     [SEAL]


                                             /s/ Edward J. Freel
                                             -----------------------------------
                                             Edward J. Freel, Secretary of State


2007623   8100                               AUTHENTICATION:     9416415

981446729                                              DATE:     11-19-98

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 11/19/1998
981446729 - 2007623


                            CERTIFICATE OF AMENDMENT
                                     OF THE
                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                       INTERNATIONAL AMERICAN HOMES, INC.

                       ----------------------------------

                     Pursuant to Section 242 of the General
                    Corporation Law of the State of Delaware

                       ----------------------------------

INTERNATIONAL AMERICAN HOMES, INC., a Delaware corporation, does hereby certify as follows:

FIRST: The first paragraph of Paragraph 5 of the Corporation's Restated Certificate of Incorporation is hereby amended to read in its entirety as set forth below:

"The total number of shares of capital stock which the Corporation shall have authority to issue is fourteen million (14,000,000), of which ten million (10,000,000) shall be shares of common stock with a par value of $.01 per share (the "Common Stock"), and four million (4,000,000) shall be shares of preferred stock with a par value of $.01 per share (the "Preferred Stock"). Each share of Common Stock issued and outstanding or issued and held in the treasury of the Corporation as of the close of business on the date (the "Effective Date") on which the amendment to the Restated Certificate of Incorporation adding this sentence shall become effective, is hereby automatically and without further action reclassified, converted, and changed into one-third (1/3rd) of a share of Common Stock, par value $.01 per share, provided that no fractional shares shall be issued pursuant to such reclassification, conversion and change. The Corporation shall pay to each stockholder who would otherwise be entitled to a fractional share as a result of such reclassification, conversion and change, the cash value of such fractional share based on the average closing bid prices of the Common Stock for a period of ten trading days immediately preceding the Effective Date, as reported by the National Quotation Bureau. Each certificate for Common Stock outstanding or held in treasury on the Effective Date shall thereupon and thereafter evidence the number of shares of Common Stock, and/or the right to receive cash into which such shares shall have been reclassified, converted and changed, and may be surrendered to the Corporation for cancellation in exchange for new certificates representing such number of shares and/or such cash".

SECOND: The foregoing amendments were duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

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THIRD: The within amendment of the Certificate of Incorporation shall take effect at 8:00 a.m., Eastern Standard Time, on December 1, 1998.

IN WITNESS WHEREOF, the undersigned has caused this Certificate to be duly executed in its corporate name this 18th day of November, 1998.


                                        INTERNATIONAL AMERICAN HOMES, INC.


                                        By:       /s/ Robert J. Suarez
                                             -----------------------------
                                        Title:    President


ATTEST:


By:       /s/ Robert I. Antle
     -----------------------------
Title:    Executive Vice President